Exhibit 99.1

Trunkbow Announces Record Date and Meeting Date for Special Meeting of Stockholders

BEIJING – March 10, 2014 -- Trunkbow International Holdings Limited (NASDAQ: TBOW) (“Trunkbow” or the “Company”), a leading provider of mobile payment solutions and mobile value added services in the PRC, today announced that it has called a special meeting of its stockholders (the “Special Meeting”), to be held on April 14, 2014, at 10:00 a.m. (Beijing time), at the Company’s executive offices, Unit 1217-1218, 12F of Tower B, Gemdale Plaza No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China, to consider and vote on the proposal to adopt the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated December 10, 2013, by and among the Company, Trunkbow Merger Group Limited (“Parent”) and Trunkbow International Merger Sub Limited (“Merger Sub”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). If completed, the Merger will result in the Company becoming a privately held company and the shares of common stock of the Company will no longer be listed on the NASDAQ Global Market. The Company’s board of directors, acting upon the unanimous recommendation of the special committee, approved the Merger Agreement and the Merger and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

Stockholders of record as of the close of business, New York time, on March 10, 2014, the record date for the Special Meeting, are entitled to receive notice of the Special Meeting and to vote the shares of common stock of the Company owned by them at the Special Meeting. Additional information regarding the Special Meeting and the Merger Agreement can be found in the transaction statement on Schedule 13E-3 and the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2014, which can be obtained, along with other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, holders of shares of common stock of the Company as of the record date will receive the definitive proxy statement by mail. Requests for additional copies of the definitive proxy statement should be directed to Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at 1-877-825-8619, collect at +1-412-232-3651. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that have been or will be made with the SEC.

About Trunkbow

Trunkbow International Holdings Limited (NASDAQ: TBOW) is a leading provider of mobile payment solutions (“MPS”) and mobile value added solutions (“MVAS”) in the PRC. Trunkbow’s solutions enable the telecom operators to offer their subscribers access to unique mobile applications, innovative tools, value-added services that create a superior mobile experience, and as a result generate higher average revenue per user and reduce subscriber churn. Since its inception in 2001, Trunkbow has established a proven track record of innovation, and has developed a significant market presence in both the MVAS and MPS markets. Trunkbow supplies its mobile payment solutions to all three Chinese mobile telecom operators, as well as re-sellers, in several provinces of China. For more information, please visit www.trunkbow.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company’s current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements involve inherent risks, uncertainties and assumptions, such as the uncertainties as to how the Company’s stockholders will vote at the meeting of the stockholders, the possibility that competing offers will be made and the possibility that various closing conditions for the transaction may not be satisfied or waived. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Contact Information

In China:	In the U.S.
Trunkbow International Holdings Limited	The Piacente Group
Ms. Alice Ye, Chief Financial Officer	Ms. Brandi Floberg
Phone: +86 (10) 8571-2518 (Beijing)	Phone: + (1) 212-481-2050 (New York)
Email: ir@trunkbow.com	E-mail: trunkbow@tpg-ir.com